UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 6, 2018

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300

Houston, Texas, 77084

(Address of principal executive offices)

Registrant’s telephone number, including area code (281) 675-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, Rosehill Resources Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the resignation of J. A. (Alan) Townsend as Director, President and Chief Executive Officer of the Company, and the appointment of Gary C. Hanna, the Chairman of the Board of Directors of the Company (the “Board”), to serve as the Company’s interim President and Chief Executive Officer, effective September 4, 2018, until the Company identifies a permanent replacement for Mr. Hanna. Mr. Hanna remains the Chairman of the Board. At the time of Mr. Hanna’s appointment, no determination had been made as to any compensation arrangements with respect to Mr. Hanna’s service as interim President and Chief Executive Officer.

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this amendment on Form 8-K/A is being filed to report that on September 6, 2018, the Compensation Committee of the Board determined that Mr. Hanna will receive a salary equal to $137,500 per complete calendar month during the period that Mr. Hanna serves as the interim President and Chief Executive Officer of the Company. In addition, Mr. Hanna will receive a one-time restricted stock award with a grant date value equal to approximately $337,500 under the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan, which award will vest in full on the first anniversary of the date of grant so long as Mr. Hanna continuously provides services to the Company in his capacity as interim President and Chief Executive Officer or as a member of the Board through such vesting date. Mr. Hanna will not be eligible to receive any additional compensation for his service as a member of the Board during the period in which he serves as the interim President and Chief Executive Officer of the Company.

In connection with Mr. Hanna’s appointment, Mr. Hanna entered into an offer letter (the “Offer Letter”) with Rosehill Operating Company, LLC, a wholly owned subsidiary of the Company, to memorialize the terms of his employment during the period that he serves as the interim President and Chief Executive Officer of the Company, as described above. The foregoing description of the Offer Letter is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this amendment on Form 8-K and is incorporated herein by reference.

The remainder of the information included in the Initial Form 8-K remains unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter between Gary C. Hanna and Rosehill Operating Company, LLC, dated as of September 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2018

ROSEHILL RESOURCES INC.

By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	Chief Financial Officer